Armanino LLP 50 West San Fernando Street Suite 500 San Jose, CA 95113-2438 408 200 6400 main 408 200 6401 fax armanino.com June 14, 2023 Securities and Exchange Commission 100 F Street, N.E. Washington, DC 20549 Commissioners: We have read the statements made by A10 Networks, Inc. included under Item 4.01(a) of its Form 8-K dated June 14, 2023 and we agree with those statements concerning our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein. Very truly yours, /s/ Armanino LLP